UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: April 24, 2013
Date of Earliest Event Reported: April 24, 2013
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1111 West Jefferson Street, Suite 200
Boise, Idaho 83702-5388
(Address of principal executive offices) (Zip Code)
(208) 384-7000
(Registrants' telephone number, including area code)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.	State or other jurisdiction of incorporation
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the "company," "we," "us," "our," or "Boise" refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

5.07	Submission of Matters to a Vote of Security Holders.

(a)	Annual Shareholders' Meeting.
The annual shareholders' meeting of Boise Inc. was held on April 24, 2013.

(b)	Voting Results.
Proposal No. 1 - Election of Directors
Shareholders elected two Class II directors - Jonathan W. Berger and Jack Goldman. The final votes with respect to each director nominee were:

Nominee	For	Withheld	Not Voted
Jonathan W. Berger	81,025,598	1,503,864	13,473,516
Jack Goldman	80,890,170	1,639,292	13,473,516
Proposal No. 2 - Advisory Approval of Boise Inc.'s Executive Compensation Program
The proposal for advisory (nonbinding) approval of our executive compensation program received the following votes:

For	Against	Abstentions	Not Voted
81,421,570	618,182	489,710	13,473,516
Proposal No. 3 - Ratification of the Appointment of KPMG LLP as Boise Inc.'s Independent Registered Public Accounting Firm for 2013
Shareholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2013. The final votes were:

For	Against	Abstentions
95,700,826	17,632	284,520

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.		BZ INTERMEDIATE HOLDINGS LLC

By:	/s/ KAREN E. GOWLAND	By:	/s/ KAREN E. GOWLAND
	Karen E. Gowland Senior Vice President, General Counsel and Secretary		Karen E. Gowland Senior Vice President, General Counsel and Secretary
Date: April 24, 2013

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